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FirstEnergy Corp.
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

News Media Contact:                Investor Contact:
Tricia Ingraham                    Irene Prezelj
(330) 384-5247                    (330) 384-3859

FirstEnergy Announces Fourth Quarter
and Full Year 2014 Results
Provides 2015 Earnings Guidance

Akron, Ohio - FirstEnergy Corp. (NYSE: FE) today reported 2014 operating (non-GAAP) earnings* of $2.56 per basic share of common stock, near the upper end of the company’s most recent guidance range. These results exclude the impact of the special items listed below. GAAP earnings for 2014 were $299 million, or $0.71 per basic and diluted share of common stock, on revenue of $15 billion. In 2013, operating (non-GAAP) earnings were $3.04 per basic share of common stock, while GAAP earnings were $392 million, or $0.94 per basic and diluted share of common stock, on revenue of $14.9 billion.

Fourth quarter 2014 operating (non-GAAP) earnings were $0.80 per basic share of common stock. On a GAAP basis, the company reported a loss of $(306) million, or $(0.73) per basic and diluted share of common stock, on revenue of $3.5 billion for the period. In the fourth quarter of 2013, operating (non-GAAP) earnings were $0.75 per basic share of common stock, and GAAP earnings were $142 million, or $0.34 per basic and diluted share of common stock, on revenue of $3.6 billion.

FirstEnergy also provided full-year 2015 operating (non-GAAP) earnings guidance of $2.40 to $2.70 per basic share, which reflects known drivers, as well as expectations related to pending rate cases.

“In 2014, we successfully launched our Energizing the Future transmission investment program, and laid the groundwork to support continued investment in our regulated businesses,” said Charles E. Jones, FirstEnergy president and chief executive officer. “This year, we will continue to execute these regulated growth plans, and lay the path for future growth and success that can benefit our customers, employees and shareholders.”

Fourth quarter 2014 operating (non-GAAP) earnings primarily reflect a lower effective tax rate, lower operating expenses and increased transmission revenues, partially offset by lower commodity margin at the competitive business, higher interest expense, and higher depreciation.

In FirstEnergy’s Regulated Distribution business, fourth quarter 2014 operating earnings decreased slightly compared to the same period in 2013, primarily reflecting lower distribution deliveries. Total fourth quarter distribution deliveries decreased less than 1 percent compared to the fourth quarter of 2013, primarily reflecting milder temperatures. Residential sales decreased 2.5 percent and commercial deliveries decreased 1 percent, while distribution deliveries to the industrial sector increased 2 percent, reflecting continued economic improvement across much of the company’s utility service territory.

In the Regulated Transmission business, fourth quarter 2014 operating earnings were flat, as higher transmission revenues and increased capitalized financing costs were offset by higher interest expense and property taxes resulting from a larger asset base compared to the fourth quarter of 2013.

Operating earnings in the company’s Competitive Energy Services segment decreased compared to the fourth quarter of 2013, primarily due to lower commodity margin related to decreased contract sales volume, partially offset by lower plant costs and marketing expenses. Consistent with the company’s efforts to reposition its sales portfolio to more effectively hedge its generation, total contract sales decreased 19 percent compared to the fourth quarter of 2013.

For the full year, 2014 operating earnings in the company’s Regulated Distribution business decreased due to higher expenses related to operations and maintenance, depreciation, and interest, partially offset by a lower effective income tax rate, increased distribution deliveries and the impact of the West Virginia asset transfer. Total distribution deliveries increased 1 percent in 2014, resulting from a 2 percent increase in sales to industrial customers compared to the prior year. In the Regulated Transmission business, 2014 operating earnings increased as a result of higher transmission revenues reflecting incremental cost of service and rate base recovery. And in the Competitive Energy Services business, operating earnings declined primarily as a result of the extreme weather events early in the year, resulting in higher purchased power and net transmission costs.

Fourth quarter and full year 2014 operating earnings also benefited from a lower consolidated effective income tax rate.

Consolidated GAAP EPS to Operating (Non-GAAP) EPS* Reconciliation

	Fourth Quarter		Full Year		2015 Estimates
	2014	2013	2014	2013	Full Year
Basic Earnings (Loss) Per Share (GAAP)	$(0.73)	$0.34	$0.71	$0.94	$2.21 - $2.51
Excluding Special Items*:
Mark-to-market adjustments
Pension/OPEB actuarial assumptions	1.23	(0.38)	1.23	(0.38)	—
Other	0.01	(0.04)	0.11	(0.04)	—
Regulatory charges	0.02	0.12	0.08	0.54	0.06
Trust securities impairment	0.04	0.02	0.06	0.12	—
Loss on debt redemptions	—	—	0.01	0.20	—
Litigation resolution	—	—	(0.01)	—	—
Impact of non-core asset sales/impairments	0.01	0.02	(0.15)	0.03	0.02
Plant deactivation costs	0.17	0.14	0.34	1.03	—
Retail repositioning charges	0.02	—	0.11	—	0.04
Merger accounting - commodity contracts	0.03	0.02	0.07	0.08	0.07
Restructuring costs	—	—	—	0.01	—
WV asset transfer charges	—	0.51	—	0.51	—
Total Special Items*	1.53	0.41	1.85	2.10	0.19

Basic EPS - Operating (Non-GAAP)	$0.80	$0.75	$2.56	$3.04	$2.40 - $2.70

Non-GAAP financial measures
*Operating earnings exclude special items as described herein, and is a non-GAAP financial measure. Management uses operating earnings and operating earnings by segment to evaluate the company’s performance and manage its operations and frequently references these non-GAAP financial measures in its decision making, using them to facilitate historical and ongoing performance comparisons. Management believes that the non-GAAP financial measure of “operating earnings” provides a consistent and comparable measure of performance of its business to help shareholders understand performance trends. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). This non-GAAP financial measure is intended to complement, and is not considered as an alternative to, the most directly comparable GAAP financial measure. Also, this non-GAAP financial measure may not be comparable to similarly titled measures used by other entities. Per share amounts for the special items above are based on the after tax effect of each item divided by the weighted average shares outstanding for the period.

Consolidated Report and Teleconference

FirstEnergy’s Consolidated Report to the Financial Community, which provides highlights on company developments and financial results for the fourth quarter and full year, is posted on the company’s Investor Information website - www.firstenergycorp.com/ir. To access the report, click on Fourth Quarter 2014 Consolidated Report to the Financial Community. The company’s investor FactBook will also be posted to its Investor Information website this evening.

The company invites investors, customers and other interested parties to listen to a live Internet webcast of its teleconference for financial analysts at 9:00 a.m. EST tomorrow. FirstEnergy management will present an overview of the company’s financial results and discuss 2015 earnings guidance, followed by a question-and-answer session. The teleconference can be accessed on the company’s website by selecting the Q4 2014 Earnings Conference Call link. The webcast will be archived on the website.

FirstEnergy is a diversified energy company dedicated to safety, reliability and operational excellence. Its 10 electric distribution companies form one of the nation's largest investor-owned electric systems, serving customers in Ohio, Pennsylvania, New Jersey, West Virginia, Maryland and New York. Its generation subsidiaries control nearly 18,000 megawatts of capacity from a diversified mix of scrubbed coal, non-emitting nuclear, natural gas, hydro and other renewables. Follow FirstEnergy on Twitter @FirstEnergyCorp.

Forward-Looking Statements: This news release includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "will," "intend," “believe,” "project," “estimate”

and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the speed and nature of increased competition in the electric utility industry, in general, and the retail sales market in particular; the ability to experience growth in the Regulated Distribution and Regulated Transmission segments and to successfully implement our revised sales strategy for the Competitive Energy Services segment; the accomplishment of our regulatory and operational goals in connection with our transmission investment plan, pending transmission and distribution rate cases and the effectiveness of our repositioning strategy to reflect a more regulated business profile; changes in assumptions regarding economic conditions within our territories, assessment of the reliability of our transmission system, or the availability of capital or other resources supporting identified transmission investment opportunities; the impact of the regulatory process on the pending matters at the federal level and in the various states in which we do business including, but not limited to, matters related to rates and pending rate cases, including the Electric Security Plan IV in Ohio; the impact of the federal regulatory process on the Federal Energy Regulatory Commission (FERC) regulated entities and transactions, in particular FERC regulation of wholesale energy and capacity markets, including PJM Interconnection, L.L.C. (PJM) markets and FERC-jurisdictional wholesale transactions; FERC regulation of cost-of-service rates, including FERC Opinion No. 531’s revised Return on Equity methodology for FERC-jurisdictional wholesale generation and transmission utility service, and FERC’s compliance and enforcement activity, including compliance and enforcement activity related to North American Electric Reliability Corporation’s mandatory reliability standards; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems, Incorporated's realignment into PJM; economic or weather conditions affecting future sales and margins such as a polar vortex or other significant weather events, and all associated regulatory events or actions; regulatory outcomes associated with storm restoration costs, including but not limited to, Hurricane Sandy, Hurricane Irene and the October snowstorm of 2011; changing energy, capacity and commodity market prices including, but not limited to, coal, natural gas and oil, and their availability and impact on retail margins; the continued ability of our regulated utilities to recover their costs; costs being higher than anticipated and the success of our policies to control costs and to mitigate low energy, capacity and market prices; other legislative and regulatory changes, and revised environmental requirements, including, but not limited to, proposed greenhouse gases emission and water discharge regulations and the effects of the United States Environmental Protection Agency's coal combustion residuals regulations, Cross-State Air Pollution Rule, Mercury and Air Toxics Standards, including our estimated costs of compliance, and Clean Water Act 316(b) water intake regulation; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation, or potential regulatory initiatives or rulemakings (including that such expenditures could result in our decision to deactivate or idle certain generating units); the uncertainties associated with the deactivation of certain older regulated and competitive fossil units, including the impact on vendor commitments, and the timing thereof as they relate to the reliability of the transmission grid; the impact of other future changes to the operational status or availability of our generating units; adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to the revocation or non-renewal of necessary licenses, approvals or operating permits by the Nuclear Regulatory Commission or as a result of the incident at Japan's Fukushima Daiichi Nuclear Plant); issues arising from the indications of cracking in the shield building at Davis-Besse; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings, including, but not limited to, any such proceedings related to vendor commitments; the impact of labor disruptions by our unionized workforce; replacement power costs being higher than anticipated or not fully hedged; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; changes in customers' demand for power, including, but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, the ability to continue to reduce costs and to successfully execute our financial plans designed to improve our credit metrics and strengthen our balance sheet through, among other actions, our previously-implemented dividend reduction and our other proposed capital raising initiatives; our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our Nuclear Decommissioning Trusts, pension trusts and other trust funds, and cause us and/or our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated; the impact of changes to material accounting policies; the ability to access the public securities and other capital and credit markets in accordance with our announced financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; actions that may be taken by credit rating agencies that could negatively affect us and/or our subsidiaries' access to financing, increase the costs thereof, and increase requirements to post additional collateral to support outstanding commodity positions, letters of credit and other financial guarantees; changes in national and regional economic conditions affecting us, our subsidiaries and/or our major industrial and commercial customers, and other counterparties with which we do business, including fuel suppliers; the impact of any changes in tax laws or regulations or adverse tax audit results or rulings; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; the risks associated with cyber-attacks on our electronic data centers that could compromise the information stored on our networks, including proprietary information and customer data; and the risks and other factors discussed from time to time in our United States Securities and Exchange Commission filings, and other similar factors. Dividends declared from time to time on FirstEnergy Corp.‘s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.‘s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy's business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

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